Exhibit 99.1

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES EXTENSION OF
EXCHANGE OFFER AND CONSENT SOLICITATION

VIRGINIA BEACH, VA / ACCESSWIRE / December 23, 2022 / Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) (“Wheeler” or the “Company”) today announced the extension of its previously announced offer to exchange (the “Exchange Offer”) any and all outstanding shares of the Company’s Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) for 6.00% Subordinated Notes due 2027, to be newly issued by the Company, and the related solicitation of consents (the “Consent Solicitation”) from the holders of Series D Preferred Stock to certain amendments to the Company’s charter that will modify the terms of the Series D Preferred Stock.

The expiration date of the Exchange Offer and Consent Solicitation has been extended from 11:59 p.m., New York City time, on December 22, 2022, to 11:59 p.m., New York City time, on January 6, 2023, to allow additional time for the holders of Series D Preferred Stock to tender their shares of Series D Preferred Stock in the Exchange Offer.

The Company has been informed by the Exchange Agent, Computershare Inc., that as of 11:59 p.m., New York City time, on December 22, 2022, 713,863 shares of Series D Preferred Stock (representing 22.14% of the total outstanding Series D Preferred Stock) had been validly tendered (and not validly withdrawn) in the Exchange Offer.

The complete terms and conditions of the Exchange Offer and Consent Solicitation are set forth in the Prospectus/Consent Solicitation filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2022 (as supplemented or amended, the “Prospectus/Consent Solicitation”). You may obtain free copies of the Prospectus/Consent Solicitation and all other documents containing important information about the Company and the Exchange Offer and Consent Solicitation through the SEC’s website at www.sec.gov or by contacting the Information Agent, Kingsdale Advisors, at 1-866-228-8614 (North America) or 416-867-2272 (outside North America) (toll-free). You will not be charged for any of these documents that you request.

No Offer or Solicitation

This communication is not intended and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction or where such sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or the negative of such terms and variations of these words and similar expressions. Statements in this press release regarding the terms and timing of the Exchange Offer and Consent Solicitation are forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected or contemplated by our forward-looking statements due to various factors, including, among others: the ongoing adverse effect and the ultimate duration of the COVID-19 pandemic, and federal, state, and/or local regulatory guidelines and private business actions to control it, on the Company’s financial condition, operating results and cash flows, the Company’s tenants and their customers, the use of and demand for retail space, the real estate market in which the Company operates, the U.S. economy, the global economy and the financial markets; the level of rental revenue we achieve from our assets and our ability to collect rents; the state of the U.S. economy generally, or specifically in the Southeast, Mid-Atlantic and Northeast where our properties are geographically concentrated; consumer spending and confidence trends; tenant bankruptcies; availability, terms and deployment of capital; general volatility of the capital markets and the market price of our common and preferred stock; the degree and nature of our competition; changes in governmental regulations, accounting rules, tax rates and similar matters; litigation risks; lease-up risks; increases in the Company’s financing and other costs as a result of changes in interest rates and other factors, including the discontinuation of the London Interbank Offered Rate; inability to successfully integrate the acquisition of Cedar Realty Trust, Inc.; inability to complete the Exchange Offer and Consent Solicitation; changes in our ability to obtain and maintain financing; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; information technology security breaches; the Company’s ability and willingness to maintain its qualification as a real estate investment trust in light of economic, market, legal, tax and other considerations; the impact of e-commerce on our tenants’ business; and inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable law; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the SEC from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Additional Information about the Exchange Offer and Consent Solicitation and Where to Find it

In connection with the Exchange Offer and Consent Solicitation, the Company filed with the SEC a Registration Statement on Form S-4 on November 1, 2022 (as amended on November 18, 2022) (the “Registration Statement”). The Registration Statement was declared effective by the SEC on November 21, 2022. On November 22, 2022, the Company filed with the SEC the Prospectus/Consent Solicitation. The Company also filed with the SEC a joint statement on Schedule TO/13E-3 (as supplemented or amended, the “Schedule TO/13E-3”) for the Exchange Offer and Consent Solicitation. The Company commenced mailing the Prospectus/Consent Solicitation to holders of the Series D Preferred Stock on or about November 22, 2022. The Company intends to file other relevant documents with the SEC regarding the Exchange Offer and Consent Solicitation. This press release is not a substitute for the Prospectus/Consent Solicitation, Registration Statement, Schedule TO/13E-3 or any other document that the Company may file with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE SCHEDULE TO/13E-3, THE PROSPECTUS/CONSENT SOLICITATION, AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE EXCHANGE OFFER AND CONSENT SOLICITATION. Investors and stockholders are able to obtain free copies of the Registration Statement, the Schedule TO/13E-3, the Prospectus/Consent Solicitation, and all other documents containing important information about the Company and the Exchange Offer and Consent Solicitation, once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov.  The Prospectus/Consent Solicitation included in the Registration Statement and additional copies of the Prospectus/Consent Solicitation will be available for free from the Company.

Contact

Investor Relations (757) 627-9088

Email: investorrelations@whlr.us

About Wheeler Real Estate Investment Trust, Inc.

Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. is a fully integrated, self-managed commercial real estate investment trust (REIT) focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. For more information on the Company, please visit www.whlr.us.

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